                                                                    Exhibit 99.2


NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS AS OF
JUNE 30, 2001 AND 2000

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
JUNE 30, 2001 AND DECEMBER 31, 2000 (UNAUDITED)

                                                                                   June 30,         December 31,
ASSETS                                                                               2001               2000
------                                                                             --------           ------
CURRENT ASSETS:
    Cash and cash equivalents                                                   $    5,505,541     $    5,525,240
    Other current assets                                                                36,394                750
                                                                                --------------     --------------

             Total current assets                                                    5,541,935          5,525,990
                                                                                --------------     --------------

EQUIPMENT, FURNITURE AND FIXTURES:                                                   4,368,532          2,316,556
    Less- Accumulated depreciation                                                    (298,276)          (118,002)
                                                                                --------------     --------------

             Total equipment, furniture and fixtures, net                            4,070,256          2,198,554
                                                                                --------------     --------------

INTANGIBLE ASSETS, net                                                                  18,081             18,763

DEPOSITS                                                                                47,429             45,293
                                                                                --------------     --------------

             Total assets                                                       $    9,677,701     $    7,788,600
                                                                                ==============     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                                            $      906,788     $      733,833
    Accrued liabilities                                                                138,389             93,281
    Short-term notes payable                                                            -                 130,000
    Current portion of lease obligations payable                                        87,742             79,966
                                                                                --------------     --------------

             Total current liabilities                                               1,132,919          1,037,080
                                                                                --------------     --------------

LONG-TERM LIABILITIES:
    Lease obligation payable                                                            57,115            110,708
    Convertible debentures and accrued interest                                        585,000            562,500
    Note payable                                                                     1,459,118              -

COMMITMENTS AND CONTINGENCIES

SERIES A REDEEMABLE, CONVERTIBLE, CUMULATIVE, PARTICIPATING PREFERRED STOCK
                                                                                    10,020,369          8,580,931

SERIES B REDEEMABLE, CONVERTIBLE, CUMULATIVE, PARTICIPATING PREFERRED STOCK
                                                                                     8,348,958              -

SHAREHOLDERS' EQUITY (DEFICIT):
    Common stock, $0.01 par value, 5,595,000 shares authorized, and 1,387,555 and 1,312,144 shares issued and outstanding at June 30, 2001
      and December 31, 2000, respectively                                               13,876             13,121
    Additional paid-in capital                                                       4,564,387          1,689,399
    Deficit accumulated during the development stage                               (16,504,041)        (4,205,139)
                                                                                --------------     --------------

             Total shareholders' equity (deficit)                                  (11,925,778)        (2,502,619)
                                                                                --------------     --------------

             Total liabilities and shareholders' equity (deficit)               $    9,677,701     $    7,788,600
                                                                                ==============     ==============

The accompanying notes are an integral part of these balance sheets.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 AND THE
PERIOD FROM INCEPTION (APRIL 16, 1999) TO JUNE 30, 2001 (UNAUDITED)


                                                                     Six Months Ended June 30,        April 16, 1999
                                                                   -----------------------------        to June 30,
                                                                      2001              2000               2001
                                                                    --------          --------           ------
REVENUES:
    Grant revenue                                                $        -        $     250,000      $     250,000

OPERATING EXPENSES:
    Research and development                                          6,610,656          625,579          8,911,056
    General and administrative                                        5,282,324          572,735          7,277,542
                                                                 --------------    -------------      -------------

             Total operating expenses                                11,892,980        1,198,314         16,188,598
                                                                 --------------    -------------      -------------

OPERATING LOSS                                                      (11,892,980)        (948,314)       (15,938,598)

OTHER INCOME (EXPENSE):
    Interest income                                                     145,632            -                283,512
    Interest expense                                                    (77,583)         (27,014)          (172,050)
                                                                 --------------    -------------      -------------

             Total other income (expense), net                           68,049          (27,014)           111,462
                                                                 --------------    -------------      -------------

             Net loss                                               (11,824,931)        (975,328)       (15,827,136)

DIVIDENDS ON PREFERRED STOCK                                           (473,971)           -               (676,905)
                                                                 --------------    -------------      -------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS                       $  (12,298,902)   $    (975,328)     $ (16,504,041)
                                                                 ==============    =============      =============

Basic net loss applicable to common shareholders per common
    share,                                                       $        (9.20)   $        (.86)     $      (13.82)
                                                                 ==============    =============      =============

Weighted average common shares outstanding
    used to compute basic net loss
    applicable to common shareholders per
    common share                                                      1,336,408        1,137,823          1,194,611
                                                                 ==============    =============      =============




The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (APRIL 16, 1999) TO JUNE 30, 2001 (UNAUDITED)



                                                                                           Deficit
                                                                                         Accumulated
                                               Common Stock             Additional       During the           Total
                                             ----------------            Paid-in-        Development      Shareholders'
                                         Shares          Amount          Capital            Stage        Equity (Deficit)
                                       ----------      ----------      -----------        ---------      ----------------
Issuance of common stock                1,084,134     $    10,841      $    361,360    $         -        $       372,201
Net loss                                    -               -                 -               (294,616)          (294,616)
                                      -----------     -----------      ------------    ---------------    ---------------

Balance, December 31, 1999              1,084,134          10,841           361,360           (294,616)            77,585

Issuance of common stock                  228,010           2,280         1,241,039              -              1,243,319
Net loss                                    -               -                 -               (975,328)          (975,328)
                                      -----------     -----------      ------------    ---------------    ---------------

Balance, June 30, 2000                  1,312,144          13,121         1,602,399         (1,269,944)           345,576

Accrued preferred stock dividends
                                                -               -                 -           (202,934)          (202,934)
Stock option compensation                       -               -            87,000              -                 87,000
Net loss                                    -               -                 -             (2,732,261)        (2,732,261)
                                      -----------     -----------      ------------    ---------------    ---------------

Balance, December 31, 2000              1,312,144          13,121         1,689,399         (4,205,139)        (2,502,619)

Issuance of common stock                   75,411             755           353,118              -                353,873
Accrued preferred stock dividends           -               -                 -               (473,971)          (473,971)
Stock option compensation                   -               -             2,521,870              -              2,521,870
Net loss                                    -               -                 -            (11,824,931)       (11,824,931)
                                      -----------     -----------      ------------    ---------------    ---------------

Balance, June 30, 2001                  1,387,555     $    13,876      $  4,564,387    $   (16,504,041)   $   (11,925,778)
                                      ===========     ===========      ============    ===============    ===============




The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 AND THE
PERIOD FROM INCEPTION (APRIL 16, 1999) TO JUNE 30, 2001 (UNAUDITED)

                                                                         Six Months Ended June 30,        April 16, 1999
                                                                       -----------------------------        to June 30,
                                                                           2001              2000              2001
                                                                         --------          --------          ------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                            $(11,824,931)    $    (975,328)   $  (15,827,136)
    Adjustments to reconcile net loss to net cash used in
      operating activities-
        Depreciation and amortization                                        180,956            41,911           300,660
        Settlement of Neose transaction                                    2,497,943             -             2,497,943
        Expenses paid with common stock                                        7,185           136,560           170,745
        Stock option compensation                                          2,521,870             -             2,608,870
    Change in operating assets and liabilities-
      Increase in other current assets                                       (35,644)           (4,950)          (36,394)
      Increase in current liabilities                                         88,063            37,775         1,045,177
      Increase in accrued interest                                            22,500             -                22,500
                                                                      --------------     -------------    --------------

             Net cash used in operating activities                        (6,542,058)         (764,032)       (9,217,635)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment and intangible assets                          (2,051,976)         (195,599)       (4,388,997)
    Increase in other assets                                                  (2,136)           (9,794)          (47,429)
                                                                      --------------     -------------    --------------

             Net cash used in investing activities                        (2,054,112)         (205,393)       (4,436,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                       353,873         1,106,759         1,798,648
    Proceeds from sale of preferred stock                                  8,268,415             -            16,653,597
    Proceeds from sale of convertible debentures                               -               562,500           562,500
    Proceeds from capital leases                                               -               209,975           209,975
    Payments under capital leases                                            (45,817)           (2,757)          (65,118)
                                                                      --------------     -------------    --------------

             Net cash provided by financing activities                     8,576,471         1,876,477        19,159,602

             Net increase (decrease) in cash and cash equivalents
                                                                             (19,699)          907,052         5,505,541

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD
                                                                           5,525,240            89,220             -
                                                                      --------------     -------------    --------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $    5,505,541     $     996,272    $    5,505,541
                                                                      ==============     =============    ==============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
    Accrued preferred stock dividends                                 $      473,971     $       -        $      676,905
                                                                      ==============     =============    ==============




The accompanying notes are an integral part of these financial statements.

NOVAZYME PHARMACEUTICALS, INC.
(DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2001 AND 2000 (UNAUDITED)



1. BASIS OF PRESENTATION:
   ----------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2001, are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2000.

The Company is presently working on a number of long-term development projects which involve experimental and unproven technology, may require many years and substantial expenditures to complete, and may be unsuccessful. To date, the Company has not developed or sold any products, and no assurance can be given that the Company will be able to develop, manufacture or market any products in the future. In addition, no assurance exists that future revenues will be significant, that any sales will be profitable, or that the Company will have sufficient funds available to complete its research and development programs or market any products which it may develop.

To date, the Company has financed its operations primarily through the sale of common and preferred stock and convertible debentures. In the future, the Company expects to incur substantial research and development expenditures as the Company develops biotherapeutics for the treatment of human diseases. Consequently, the Company expects that its operating losses will increase during 2001 and subsequent years because:

   o The Company expects to incur significant clinical trial costs for the Pompe, Mucopolysaccharidosis I, Fabry and other lysosomal storage disease drugs. These costs include:

         -- Hiring personnel to direct and carry out all operations related to clinical trials;
         -- Hospital and procedural costs;
         -- Services of a contract research organization; and -- Purchasing and formulating large quantities of the drugs to be used in such trials.

Furthermore, the Company anticipates that the administrative costs associated with these efforts will be significant. The amount and timing of expenditures will depend, among other things, on the Company's progress in ongoing research, clinical development and commercialization efforts. At present, the Company anticipates that it will require between $15 and $18 million, during 2001, to proceed with all of its drug development programs on the accelerated timelines followed in prior years. In the first six months of 2001, the Company has raised approximately $9.6 million through the sale of preferred and common stock.

The Company anticipates that it will need to raise substantial funds for future operations, which may be raised through collaborative arrangements, public or private issuance of debt or equity, or other arrangements. The Company expects that additional expenditures will be required if additional drug candidates enter clinical trials, which may require additional expenditures for laboratory space, scientific and administrative personnel, and services on contract research organizations. There can be no assurance that the Company will be able to obtain such additional financing on acceptable terms or in time to fund any necessary or desirable expenditures. In the event such financings are not obtained, the Company's drug development programs may be delayed, scaled back or eliminated; or the Company may be required to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of the Company's technologies, drug candidates or products that the Company would not otherwise relinquish. The Company's ability to raise additional funding is contingent upon a number of factors which include, (i) ongoing cost of research and development activities, (ii) cost of clinical development of drug candidates, (iii), attainment of research and clinical goals for drug candidates, (iv) timely approval of drug candidates by appropriate governmental and regulatory agencies, (v) effect of any current or future competitive products, (vi) ability to manufacture and market products commercially, (vii) retention of key personnel and (viii) capital market conditions.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in a development stage and will require additional equity or debt to complete research and development of its products which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

2. CAPITAL STOCK:
   --------------

During the six months ended June 30, 2001, the Company raised approximately $8.3 million through the sale of 796,531 shares of 8% Cumulative, Redeemable, Convertible, Participating Preferred Stock ("Series B Preferred"). The shares of Series B Preferred are initially convertible on a one-for-one basis into common stock upon certain events including a change of control. Dividends are accrued on the Series B Preferred at 8% per annum, whether or not declared by the board of directors, and totaled approximately $134,000 at June 30, 2001. All Series B Preferred shares are cancelled upon conversion. In addition, the Series B Preferred shareholders participate in dividends to common shareholders on an equivalent basis as if it had been converted to common shares. The Series B Preferred is redeemable at the option of the holder at the earlier of April 2004 or the sale of the Company, at the higher of its liquidation value ($10.399 per share plus cumulative accrued dividends) or the fair value of the underlying common stock into which the Series B Preferred is convertible. As of June 30, 2001 none of the Series B Preferred had been converted.

In April 2001 the Company amended its statement of incorporation to increase the number of common shares available to 5,595,000. This amendment also increased the Series A Preferred and Series B Preferred shares authorized to 1,125,000 and 1,780,000 shares, respectively.

In August 2001 the Company amended its Certificate of Designation of the Series A and Series B Preferred to require conversion of these classes of preferred stock into the Company's common stock upon a change of control (see Note 5).

3. STOCK OPTIONS:
   --------------

In April 2001, the Company granted approximately 383,000 options to purchase common stock at $1.00 per share, which was below the fair market value of a share of common stock at the date of grant. These options vest over a three year period beginning on the employee date of hire. Accordingly, for the six months ended June 30, 2001, the Company recognized compensation expense of approximately $1.7 million which is reflected in research and development and general and administrative expense on the accompanying statement of operations. The Company anticipates it will record additional expense of approximately $1.3 million over the remaining vesting period of the options.

In 2000, the Company entered into a stock option agreement that allowed an officer of the Company to vest in 50,000 stock options based on the occurrence of certain events. The Company recognized $788,000 in compensation expense related to this option for the six months ended June 30, 2001. This amount is recorded in general and administrative expense on the accompanying statement of operations. In July 2001 the Company waived the conditions of exercisability related to the 50,000 options and immediately vested the options.

In July 2001 the Company accelerated the vesting of certain stock options to various officers of the Company. The Company also extended loans to certain officers of approximately $766,000 to enable them to purchase their vested stock options.

In July 2001, the Company granted approximately 73,000 options to purchase common stock at $1.00 per share, which was below the fair market value of a share of common stock at the date of grant. These options vest over a three-year period beginning on the employee date of hire. Accordingly, the Company will recognize approximately $1.7 million in expense over the vesting period.

4. NEOSE SETTLEMENT:
   -----------------

On May 18, 2000, the Company signed a strategic alliance agreement ("Neose Agreement") with Neose Technologies, Inc. ("Neose") to develop and potentially market a drug for the treatment of lysosomal storage diseases. Upon consummation of the transaction, Neose purchased $562,500 of 8% convertible subordinated debentures and received a seven-year common stock purchase warrant for 37,500 shares of common stock at an exercise price of $8.25 per share. Neose also had an obligation to purchase an additional $562,500 of 8% convertible subordinated debentures on the same terms as the original purchase upon receipt of certain data, and it had the option to enter into a 50/50 joint venture for the development of the Company's first drug to treat lysosomal storage diseases. On February 26, 2001, the Company renegotiated the Neose Agreement. Under the terms of the amended agreement, Neose relinquished its option to enter into the joint venture and the 37,500 share common stock purchase warrant. In addition, Neose was released from its obligation to purchase the second $562,500 of debentures and received 112,500 shares of the Series A Preferred stock, royalties on future potential licensing agreements and net sales of certain lysosomal storage disease drugs. In addition, they will also receive certain installment payments to be made by Novazyme. Accordingly, the Company recognized expense of approximately $2.5 million which is reflected as research and development expense on the accompanying statement of operations. This expense reflects issuance of 112,500 shares of Series A Preferred at $9.24 per share and the recording of a liability of approximately $1.46 million related to its required installment payments.

5. SUBSEQUENT EVENT:
   -----------------

On August 6, 2001, the Company entered into a merger agreement under which Genzyme General, a wholly owned subsidiary of Genzyme Corp., will issue stock in exchange for the outstanding common stock of the Company. The value of such consideration is expected to be $137.5 million initially. In addition, the Company's stockholders would be entitled to receive up to an additional $87.5 million in Genzyme General stock upon attainment of certain product milestones. In addition, the Company's Board of Directors has authorized the acceleration of the vesting of stock options covering 433,678 shares of common stock, which may result in additional compensation expense.